Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             NEWMONT GOLD COMPANY
            (Exact name of Registrant as specified in its charter)



      DELAWARE          1700 LINCOLN ST.          13-2526632
  (State or Other       DENVER, CO 80203      (I.R.S. Employer
    Jurisdiction         (303) 863-7414      Identification No.)
  of Incorporation   (Address of Principal
  or Organization)     Executive Offices)



                       SANTA FE PACIFIC GOLD CORPORATION
                          RETIREMENT AND SAVINGS PLAN
                           (Full Title of the Plan)



                           TIMOTHY J. SCHMITT, ESQ.
                             NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                            DENVER, COLORADO  80203
                                (303) 863-7414
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent for Service)



                                  Copies to:
                            MAUREEN BRUNDAGE, ESQ.
                                 WHITE & CASE
                          1155 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK  10036

                        CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum    Proposed maximum
      Title of each class of        Amount to be      offering price        aggregate             Amount of
   securities to be registered        registered       per share (1)         offering        registration fee
                                                                             price (1)

      Common Stock, $.01 par           20,000             $35.25             $705,000              $214
           value......

      Interests in the Plan              (2)               (2)                 (2)                  (2)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on April 29, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Newmont Gold Company (the "Company" or "Registrant") hereby incorporates by reference in this Prospectus the following: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997,
(iii) the Company's Current Reports on Form 8-K dated March 4, 1997, March 19, 1997 and April 28, 1997 and (iv) the description of the Newmont Gold common stock contained in the Registrant's registration statement for such Newmont Gold common stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with the Company, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          The By-Laws of the Company provide that the Company shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of such person's being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such persons in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of such person's heirs, executors and administrators.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENTS

 4.1 Restated Certificate of Incorporation dated May 2, 1986. Incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form S-1, Amendment No. 2 (No. 33-5565).

 4.2 Certificate of Amendment of Certificate of Incorporation dated April 15, 1987. Incorporated by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-1, Amendment No. 1 (33-12686).

 4.3 Certificate of Amendment of Certificate of Incorporation dated March 18, 1994. Incorporated by reference to Exhibit 3(c) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

 4.4 Certificate of Correction of Certificate of Amendment dated June 22, 1994 to insert page 4 of the Certificate of Amendment filed with the Secretary of State of Delaware on March 21, 1994. Incorporated by reference to Exhibit 3(d) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

 4.5 By-Laws as amended through May 8, 1986. Incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form S-1, Amendment No. 2 (No. 33-5565).

 5.1      Not applicable.

 5.2 IRS Determination Letter dated January 30, 1996 relating to the Santa Fe Pacific Gold Corporation Retirement and Savings Plan.

 23.1     Consent of Arthur Andersen LLP.

 24.1     Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the regis-tration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON THE 6TH DAY OF MAY, 1997.

                              NEWMONT GOLD COMPANY



                              By /s/ Timothy J. Schmitt
                                  Timothy J. Schmitt
                                  Vice President, Secretary and
                                  Assistant General Counsel


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (who include a majority of the Board of Directors) in the capacities and on the dates indicated.

               Signature                                   Title                               Date



                     *
              J.P. Bolduc                Director                                          May 6, 1997



                     *                   Chairman, President, Chief Executive
            Ronald C. Cambre             Officer and Director (Principal
                                         Executive Officer)                                May 6, 1997



                     *
           Joseph P. Flannery            Director                                          May 6, 1997




                     *
           Leo I. Higdon, Jr.            Director                                          May 6, 1997


                     *
          Robin A. Plumbridge            Director                                          May 6, 1997



                     *
            Robert H. Quenon             Director                                          May 6, 1997



                     *
            Moeen A. Qureshi             Director                                          May 6, 1997


                     *
           Michael K. Reilly             Director                                          May 6, 1997



                     *
            James V. Taranik             Director                                          May 6, 1997


                     *                   Executive Vice President and Chief
             Wayne W. Murdy              Financial Officer (Principal Financial
                                         Officer)                                          May 6, 1997



                     *                   Vice President and Controller (Principal
             Gary E. Farmar              Accounting Officer)                               May 6, 1997


*By /s/ Timothy J. Schmitt
     Timothy J. Schmitt as
     Attorney-in-fact

                                  SIGNATURES


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SANTA FE PACIFIC GOLD CORPORATION RETIREMENT AND SAVINGS PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALBUQUERQUE, STATE OF NEW MEXICO, ON THE 6TH DAY OF MAY, 1997.

                              SANTA FE PACIFIC GOLD CORPORATION
                                RETIREMENT AND SAVINGS PLAN


                              By /s/ D.F. Bice

                                  Name:  D.F. Bice
                                  Title:  Chairman of Administrative
                                           Committee

                                 EXHIBIT INDEX



Exhibit No.

4.1 Restated Certificate of Incorporation dated May 2, 1986. Incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form S-1, Amendment No. 2 (No. 33-5565).

4.2 Certificate of Amendment of Certificate of Incorporation dated April 15, 1987. Incorporated by reference to Exhibit 3(b) to Registrant's Registration Statement on Form S-1, Amendment No. 1 (33-12686).

4.3 Certificate of Amendment of Certificate of Incorporation dated March 18, 1994. Incorporated by reference to Exhibit 3(c) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

4.4 Certificate of Correction of Certificate of Amendment dated June 22, 1994 to insert page 4 of the Certificate of Amendment filed with the Secretary of State of Delaware on March 21, 1994. Incorporated by reference to Exhibit 3(d) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

4.5 By-Laws as amended through May 8, 1986. Incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form S-1, Amendment No. 2 (No. 33-5565).

5.1       Not applicable.

5.2 IRS Determination Letter dated January 30, 1996 relating to the Santa Fe Pacific Gold Corporation Retirement and Savings Plan.

23.1      Consent of Arthur Andersen LLP.

24.1      Powers of Attorney.